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                                                                   EXHIBIT 23.1

                      Consent of Independent Accountants

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-51954) of our report dated January 27, 2001, except as to the information in Note 16, for which the date is June 12, 2001, relating to the consolidated financial statements of Control Delivery Systems, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 15, 2001